Exhibit 99.1

NEWS RELEASE

Contact:	Investor Relations
708.483.1300 Ext 1331

TreeHouse Foods Completes Acquisition of Flagstone Foods

OAKBROOK, Ill. (July 29, 2014) – TreeHouse Foods, Inc. (NYSE: THS) today announced the completion of the previously announced acquisition of Flagstone Foods, the leading provider of private label healthy snacks, one of the fastest growing on-trend categories in the food industry. Flagstone Foods reported sales of approximately $697 million for the fiscal year ended December 28, 2013. TreeHouse paid Gryphon Investors and other shareholders $860 million in cash for the business, subject to an adjustment for working capital, and financed the transaction through a combination of borrowings under its existing credit facility and a $374 million equity issuance.

ABOUT FLAGSTONE FOODS

Flagstone Foods purchases, prepares, packages, distributes and sells over 1,500 branded and private label varieties of snack nuts, trail mixes, dried fruit, snack mixes and other wholesome snacks to major retailers in North America. The Flagstone Foods family of companies currently consists of Ann’s House of Nuts, the largest manufacturer and marketer of trail mixes in the world, and American Importing Company (Amport Foods), the largest private label manufacturer and marketer of dried fruits. The company plans to continue to grow its existing businesses through innovation, distribution and merchandising, and is also looking for acquisition opportunities. The Flagstone Foods management team is comprised of consumer packaged goods food industry executives with experience from ConAgra, General Mills, Kraft Foods, The Pillsbury Company, Michael Foods, Procter & Gamble, and Ralcorp. For further information, visit www.flagstonefoods.com.

ABOUT GRYPHON INVESTORS

Based in San Francisco, Gryphon Investors focuses on leveraged acquisitions of, and growth investments in, middle-market companies in partnership with experienced management. Having committed more than $1 billion of discretionary equity capital, Gryphon has an extensive track record of investing up to $100 million of its own capital in companies with sales ranging from $50 to $500 million. Gryphon prioritizes investment opportunities where it can form proactive partnerships with owners and executives to build leading companies, utilizing Gryphon’s capital, professional resources and significant financial and operational expertise. Visit www.gryphoninvestors.com for more information.

ABOUT TREEHOUSE FOODS

TreeHouse is a food manufacturer servicing primarily the retail grocery and foodservice distribution channels. Our products include non-dairy powdered creamers and sweeteners; condensed, ready to serve and powdered soups; refrigerated and shelf stable salad dressings and sauces; powdered drink mixes; single serve hot beverages; specialty teas; hot and cold cereals; macaroni and cheese, skillet dinners, and other value-added side dishes and salads; salsa and Mexican sauces; jams and pie fillings; pickles and related products; aseptic sauces; and liquid non-dairy creamer. We believe we are the largest manufacturer of pickles and non-dairy powdered creamer in the United States, and the largest manufacturer of private label salad dressings, powdered drink mixes, and instant hot cereals in the United States and Canada, based on sales volume.

Additional information, including TreeHouse’s most recent statements on Forms 10-Q and 10-K, may be found at TreeHouse Foods’ website, http://www.treehousefoods.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “should,” “could,” “expects,” “seek to,” “anticipates,” “plans,” “believes,” “estimates,” “intends,” “predicts,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause TreeHouse or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. TreeHouse’s Form 10-K for the year ended December 31, 2013 and other filings with the SEC, discuss some of the factors that could contribute to these differences. You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.